B E T W E E N:

                                Duncan Macdonald
                                                                      "Employee"

                                     - and -


                          Navtech Systems Support Inc.
                                                                  the "Employer"


                        MINUTES OF SETTLEMENT AND RELEASE


     WHEREAS  the  Employee  has  voluntarily   and  irrevocably   resigned  his
employment with the Employer as Chief Executive Officer effective November 29, 2001;

     AND WHEREAS the parties wish to fully and finally resolve all issues arising out the cessation of Employee's employment as Chief Executive Officer;

     THE PARTIES AGREE AS FOLLOWS:

1. The Employer shall pay the Employee twenty-six (26) weeks' regular base pay in the weekly amount of three thousand eight hundred ninety four dollars twenty three cents ($3,894.23), less appropriate deductions, in respect of notice or pay in lieu of notice. The payment will be made by way of salary continuation, beginning January 7, 2002 and ceasing in the week ending July 5, 2002.

2. The Employer agrees that should the Employer return all its employees to their pre-October 15, 2001 salaries prior to July 5, 2002, the Employee shall be entitled to receive his pre-October 15, 2001 weekly base pay of four thousand three hundred twenty six dollars ninety two cents ($4,326.92) for the balance of the salary continuation period. Likewise, the Employer agrees that should the Employer provide any payment to all of its employees in respect of foregone wages for the period after October 15, 2001 prior to July 5, 2002, the Employee shall be entitled to a payment calculated in the same manner as the payments for all other active employees.

3. The Employee acknowledges that there is no outstanding vacation pay entitlement as of November 29, 2001, and that the payment in paragraph 1 includes any and all vacation pay for the period of Employee's employment.

4. The Employer agrees to continue the Employee's dental, drug and medical benefits until July 5, 2002 (excluding LTD and STD), at which time the benefit contributions and coverage shall cease. Such coverage shall be subject to the terms of the applicable plans.

5. Employer agrees to reimburse Employee for a cell phone expenses for the 6 month period to May 31, 2002, to a monthly maximum cost of $400.00 including taxes, upon provision of satisfactory proof of cost (invoices) of usage. The Employer also agrees that the Employee may continue to enjoy the use of the Employer's BlackBerry pager until Jan 15, 2001, at which time the BlackBerry shall be returned to the Employer.

6. The Employee agrees to return all other property of the Employer by November 29, 2001, unless otherwise set forth herein.

7. The Employer agrees to reimburse Employee for any reasonable business expenses incurred up to November 29, 2001, in accordance with the Employer's standard policy. Employee agrees that in order to receive reimbursement he must submit a claim for such expenses prior to January 15, 2002, after which time the claim to such expenses shall be deemed waived and abandoned by Employee. Employee acknowledges and agrees that any expense advances already provided to the Employee together with all advances provided to Kintyre & Company Ltd. by the Employer or Navtech Inc. will be set-off against any outstanding expenses, and, if necessary, against the payments in paragraph 1 and Employee consents to such set-off pursuant to the Employment Standards Act, 2000. The Employer and Employee agree that Employee may only incur any further reasonable business expenses after November 29, 2001 with the express written consent of the President.

8. The Employee acknowledges that the payment of the sums in paragraphs 1 to 7 (both inclusive) is inclusive of and exhaustive of all possible entitlements to pay, pay in lieu of notice, severance pay or any other entitlements including vacation pay in respect of Employee's employment and the termination of that employment, whether pursuant to the Employment Standards Act or otherwise.

9. The Employee agrees that this settlement is not an admission of liability by the Employer, and in fact such liability is denied.

10. The Employee agrees not to disclose the terms of this settlement to members of the public, including to employees and former employees of the Employer.

11. In consideration of the performance of the undertakings in paragraphs 1 to 7 (both inclusive), Employee hereby acknowledges that he is a fiduciary to the Employer and further recognizes that in the performance of his duties he has acquired detailed and confidential knowledge of the Employer's operations and other confidential documents and information. The Employee agrees that he will not in any way use, divulge, furnish or make accessible to any person, either during his employment or any time thereafter, any confidential information relating to the business of the Employer, acquired by the Employee in the course of his employment with the Employer.

12. The Employee agrees to indemnify and save the Employer harmless with respect to any claims, charges or demands properly exigible which might be made upon it in respect of Employee's obligations in connection with this settlement pursuant to the Income Tax Act (Canada) or the Employment Insurance Act.

13. In consideration of the performance of the undertakings in paragraphs 1 to 7 (both inclusive), the Employee hereby releases and forever discharges the Employer, its subsidiaries, affiliates, and successors and each of their respective officers, directors, employees and agents from any and all actions, causes of action, claims, demands and proceedings of whatever kind for damages, indemnity, costs, compensation or any other remedy which the Employee or the Employee's heirs, administrators or assigns had, may now have, or may have in the future arising out of the Employee's employment or the termination of that employment, arising under the common law, or any statute, including but not limited to, the Pay Equity Act, the Human Rights Code, the Workplace Safety and Insurance Act, or otherwise.

14. The Employee acknowledges by signing this settlement that the Employee understands its terms and has had a reasonable opportunity for independent advice with respect to it. The Employee further confirms that this settlement constitutes the entire agreement between the parties, and that the undertakings in paragraphs 1 to 7 (both inclusive) are the sole consideration for the release set out herein.


Dated at     this 29th day of November, 2001.




/s/ Duncan Macdonald                         /s/Christine Keeler
---------------------------------            -----------------------------------
Employee                                     Witness


Dated at     this 29th day of November, 2001.



/s/ David Strucke                            /s/ Christine Keeler
---------------------------------            -----------------------------------
For the Employer                             Witness